UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2006

Date of Report (Date of earliest event reported)

                LIONS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30285 (Commission File Number)	N/A (IRS Employer Identification No.)
600 17th Street, Suite 2800 South, Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

Registrant’s telephone number, including area code   (720) 359-1604

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director

On November 28, 2006, Lions Petroleum’s board of directors appointed Eric H. Olsen as a director to serve for the ensuing year or until his successor is elected or appointed.  Mr. Olsen is 55 years of age and is currently owner and President of JAKE Oil, LLC, a Montana Corporation (“JAKE Oil”).  JAKE Oil was organized in 1996 and is primarily involved in oil and gas consulting activities throughout the Rocky Mountains and Mid-continental regions of the United States.   JAKE Oil has also been involved in developing low risk oil and gas ventures.  Prior to 1996 Mr. Olsen was owner and President of Olsen Energy Company, a Colorado Corporation which was also heavily involved in supplying engineering consulting services to the oil and gas industry.

Mr. Olsen’s prior experience includes working in various engineering positions with Sipes, Williamson & Associates, Sun Exploration & Production Company, Viking Resources, Husky Oil, Kansas Nebraska Natural Gas Company and Panhandle Eastern Pipeline Company.  The scope of his activities with these companies included reservoir engineering, geologic evaluations, drilling and production engineering and operations for projects in the Rocky Mountains, the West Coast, and the Mid-continental areas.

Mr. Olsen received his Bachelor of Science Degree in Petroleum Engineering from Montana Tech and has completed additional course work toward a Master of Science Degree in Petroleum Engineering.  He has been a member of the Society of Petroleum Engineers of AIME since 1972 and has served in many positions with this organization.

Related Party Transactions

Lions Petroleum entered into a Prospect Compensation Agreement, dated August 2, 2006, with JAKE Oil.  We agreed to pay a prospect generation fee of 25,000 shares of common stock to JAKE Oil in consideration for Mr. Olsen’s material contributions to the development of proprietary information regarding the Williston Project in Saskatchewan, Canada.  In addition, we granted a 2% overriding royalty to JAKE Oil on all leases acquired by Lions Petroleum in the Williston Project area, we entered into an Area of Mutual Interest agreement (described below), and we granted JAKE Oil a right of first refusal to perform field management and direction of project development services for the Williston Project.  JAKE Oil will be compensated at competitive rates for similar work being performed in the region.

The Area of Mutual Interest agreement with JAKE Oil relates to all land lying within the Williston Project.  Under the mutual interest agreement each party must notify the other party of an acquisition of a new leasehold interest within 10 days.  The notice shall include the consideration paid, other acquisition costs, as well as terms, duties and obligations pertaining to proportionate share of any leasehold interest.  The proportionate share for the purposes of this mutual interest agreement is a 100% working interest for Lions Petroleum and a 2% overriding royalty interest for JAKE Oil.  The other party shall have 15 days from receipt of the notice to provide written notice that it accepts its proportionate interest and pays for its interest in the new leasehold.  This agreement may apply to interests outside the Williston Project if a party opts to offer such interest.  This agreement expires on August 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS PETROLEUM, INC.

Date: November 30, 2006

By:     /s/ Gordon L. Wiltse

        Gordon L. Wiltse, Secretary and CFO

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